Exhibit 10.1

FINAL VERSION

FORM OF

———————————————————————————————————————

AGREEMENT OF CERTAIN SHAREHOLDERS

BETWEEN

MERHAV AMPAL ENERGY LIMITED

AND

MERHAV (M.N.F.) LIMITED

AND

MERHAV AMPAL ENERGY HOLDINGS LP

originally dated as of August 1, 2006

as amended and restated [    ] 2007

———————————————————————————————————————

TABLE OF CONTENTS

Page(s)

ARTICLE I DEFINITIONS		2

ARTICLE II NOMINEE ARRANGEMENT		4
2.1	Ownership and Benefits	4
2.2	Capital Calls; Additional Shares	5
2.3	Registration	6
2.4	Benefits of Article II	6

ARTICLE III TRANSFER OF SHARES		4
3.1	Restrictions on Transfer	6
3.2	Tag Along Right	6

ARTICLE IV BOARD OF DIRECTORS; SHAREHOLDER VOTING AGREEMENTS		7
4.1	Designation of Directors	7
4.2	Voting Agreements	7
4.3	Shareholder Meetings	8

ARTICLE V MISCELLANEOUS		9
5.1	Governing Law	9
5.2	Consent to Jurisdiction	9
5.3	Remedies	9
5.4	Severability	9
5.5	Interpretation	9
5.6	Costs and Expenses	10
5.7	Notices	10
5.8	Counterparts	11
5.9	Entire Agreement	11
5.10	No Third Party Rights; Assignment	11
5.11	Waivers and Amendments	11

ii

AMENDED AND RESTATED

AGREEMENT OF CERTAIN SHAREHOLDERS

AMENDED AND RESTATED AGREEMENT OF CERTAIN SHAREHOLDERS (this “Agreement”), dated [       ], 2007, between Merhav (m.n.f) Limited, a company organized under the laws of the State of Israel (“Merhav”); and Merhav Ampal Energy Limited, a company organized under the laws of the State of Israel (“Ampal Energy”) and Merhav Ampal Energy Holdings LP, a limited partnership registered under the laws of the State of Israel (the "Partnership") (each, a “Party” and, collectively, the “Parties,” and together with any other person that becomes party hereto, the “Shareholders”).

RECITALS

WHEREAS, Merhav and Ampal Energy entered into that certain Omnibus Agreement, dated as of December 1, 2005, pursuant to which Ampal Energy purchased from Merhav the beneficial interest in 1,200 normal shares of the outstanding capital stock of East Mediterranean Gas. Co. S.A.E., an Egyptian Company (“EMG”) from Merhav;

WHEREAS, on [insert date] Ampal Energy exercised its option to purchase an additional 2,760 shares of EMG in accordance with the terms of that certain Stock Purchase Agreement (the “Original Stock Purchase Agreement”), dated as of August 1, 2006, between Merhav and Ampal Energy;

WHEREAS, pursuant to the Original Stock Purchase Agreement, Merhav sold to Ampal Energy 2,760 shares (the “New EMG Shares”) of EMG Stock;

WHEREAS, as a condition to Ampal Energy’s purchase of the New EMG Shares pursuant to the Original Stock Purchase Agreement, Merhav had agreed, among other things, to grant Ampal Energy (a) tag along rights with respect to any sale of the shares of EMG Stock held by Merhav (the “Merhav Shares”) at the time of such transfer; and (b) the right to consult with Merhav regarding the appointment of the Merhav Directors, all as was set out in the “Agreement of Certain Shareholders” entered into by Ampal Energy and Merhav on August 1, 2006 (the “Original Shareholders’ Agreement”).

WHEREAS, pursuant to Article 43 of the Statutes of EMG, as amended, a General Assembly of the Shareholders of EMG (“General Assembly”) must convene annually during the three months following the end of EMG’s fiscal year, which fiscal year ends on December 31st;

WHEREAS, pursuant to Article 21 of the Statutes of EMG, as amended, there are currently two members representing Merhav currently serving (the “Appointed Directors”) on the Board of Directors of EMG (the “Board”);

WHEREAS, at the meeting of the General Assembly held on March 13, 2006, Merhav designated Messrs. Yossef A. Maiman and Nimrod Novik as the Appointed Directors and

Messrs. Yossef A. Maiman and Nimrod Novik are, as of the date hereof, the current Appointed Directors;

WHEREAS, pursuant to a stock purchase agreement, dated [       ], (the "Merhav Stock Purchase Agreement") Merhav has sold to the Partnership, [       ] shares of EMG Stock and pursuant to a stock purchase agreement, dated [       ] (the "Ampal Stock Purchase Agreement") Ampal Energy has transferred to the Partnership, [       ] shares of EMG Stock;

WHEREAS, as of the date hereof, the Partnership legally and beneficially owns [    ] shares of EMG Stock representing ☐% of the issued and outstanding capital stock of EMG (such shares, together with any subsequent shares of EMG Stock acquired by the Partnership, the "Partnership Shares");

WHEREAS, as of the date hereof, Merhav beneficially owns [      ] shares of EMG Stock, such shares representing [     ]% of the issued and outstanding capital stock of EMG;

WHEREAS, as of the date hereof, Ampal Energy owns [     ] shares (together with any subsequent shares of EMG Stock acquired by Ampal Energy, the “Ampal Shares”) such shares representing ☐% of the issued and outstanding capital stock of EMG;

WHEREAS, Merhav, Ampal and various entities which are partners in the Partnership have signed an agreement dated [     ], 2007 titled "Framework Agreement" (the "Framework Agreement")

WHEREAS, as a condition to the closing of the transactions contemplated by the Framework Agreement, Merhav and Ampal Energy have agreed with the Partnership to amend and restate the Original Shareholders’ Agreement and to join the Partnership as a party to such amended and restated agreement as set out herein;

NOW, THEREFORE, in consideration of the aforesaid premises and of the mutual representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Shareholders hereby agree as follows:

ARTICLE I

DEFINITIONS

The following terms shall have the following meanings for purposes of this Agreement:

“Affiliate” means (a) with respect to any Person (other than an individual), a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise and (b) with respect to any individual, any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

“Agreement” has the meaning set forth in the Preamble.

“Ampal Energy” has the meaning set forth in the Preamble.

“Ampal Shares” has the meaning set forth in the Recitals.

“Ampal Stock” means the Class A Stock, par value $1.00 per share, of Ampal-American Israel Corporation, a New York corporation.

“Appointed Directors” has the meaning set forth in the Recitals.

“Board” has the meaning set forth in the Recitals.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in New York City on Israel.

“Egyptian Law” means any law (including common law), statute, statutory instrument, code, ordinance, regulation, directive, legally binding rule, decree or other legally enforceable obligation imposed by a court or other entity of the Arab Republic of Egypt.

“EMG Organizational Documents” means (i) the Decree of the General Authority for Investment and Free Zones No. 1020 of 2000 Regarding Authorization for the Establishment of East Mediterranean Gas Company an Egyptian Joint Stock Company According to the Special Free Zones System, as amended from time to time, (ii) the Statutes of East Mediterranean Gas Company an Egyptian Joint Stock Company According to the Special Free Zones System, as may be amended from time to time and (iii) any other document or instrument relating to the formation or governance of EMG.

“EMG Stock” means the normal shares of East Mediterranean Gas. Co. S.A.E., an Egyptian Company.

“Exercise Notice” has the meaning set forth in Section 3.2(b).

“Exercise Period” has the meaning set forth in Section 3.2(b).

“General Assembly” has the meaning set forth in the Recitals.

“Lien” means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien, fiduciary assignment and any security or similar agreement of any kind or nature whatsoever.

“Merhav Shares” has the meaning set forth in the Recitals.

“Merhav” has the meaning set forth in the Preamble.

“New EMG Shares” has the meaning set forth in the Recitals.

“Offer” has the meaning set forth in Section 3.2(a).

“Offer Notice” has the meaning set forth in Section 3.2(a).

“Omnibus Agreement” has the meaning set forth in the Recitals.

“Original Stock Purchase Agreement” has the meaning set forth in the Recitals.

“Parties” has the meaning set forth in the Preamble.

“Partnership Shares” has the meaning set forth in the Recitals.

“Party” has the meaning set forth in the Preamble.

“Person” means an individual, corporation, partnership, trust, limited liability company, a branch of any legal entity, unincorporated organization, joint stock company, joint venture, association or other entity, or any government, or any agency or political subdivision thereof.

“Shareholders” has the meaning set forth in the Preamble.

“Statutes of EMG” means the Statutes of East Mediterranean Gas Company An Egyptian Joint Stock Company According to the Special Free Zones System, as amended from time to time.

“Stock Purchase Agreements” means the Original Stock Purchase Agreement, the Merhav Stock Purchase Agreement and the Ampal Stock Purchase Agreement.

“Transfer” means, whether voluntary or involuntary, any transfer, assignment (including any fiduciary assignment), conveyance and sale.

“Transferee” has the meaning set forth in Section 2.1(a).

ARTICLE II

NOMINEE ARRANGEMENT

2.1          Ownership and Benefits. To the extent that the Ampal Shares have not been registered in the name of Ampal Energy on the books and records of EMG, Merhav shall act as nominee on behalf of Ampal Energy with respect to the Ampal Shares and agrees as follows:

(a)          Merhav and Ampal Energy hereby agree that the Ampal Shares shall, subject to Section 2.3, be held in the name of Merhav, but that the economic and all other beneficial interests in and to the Ampal Shares (including the right to direct the votes of the Ampal Shares) shall belong at all times to Ampal Energy for all purposes whatsoever. Merhav and Ampal Energy agree that all the benefits associated with the Ampal Shares shall at all times be solely those of Ampal Energy, and that Merhav shall have no beneficial right whatsoever to the Ampal Shares. All dividends and other distributions with respect to the Ampal Shares shall belong to

Ampal Energy.

(b)          Merhav agrees to take any action with respect to the Ampal Shares (including, without limitation, with respect to the voting, sale, pledge or other disposition of the Ampal Shares) as shall be requested from time to time by Ampal Energy, to the extent permissible by the constituent documents of EMG and otherwise in accordance with this Agreement.

(c)          The Parties hereby agree that Merhav will establish a bank account (the “Bank Account”) with a bank mutually acceptable to the parties (the “Bank”) in its name, and that Merhav, as legal holder of the Ampal Shares, shall instruct EMG to remit any and all dividends and distributions with respect to all shares of EMG held by Merhav to the Bank Account. Merhav hereby agrees that it shall not, without the consent of Ampal Energy, instruct EMG to remit dividends and other distributions payable on the Ampal Shares to any account other than the Bank Account. Merhav shall instruct the Bank (such instructions to be changed only by joint notification to the Bank from Ampal Energy and Merhav) to immediately transfer to Ampal Energy such part of any dividends or distributions or other money received in the Bank Account, which is attributable and/or paid with respect to the Ampal Shares. The parties will use their commercially reasonable efforts to have the Bank acknowledge the agreement set forth in this Paragraph 2.1(c).

(d)          In the event Merhav receives any dividends or distributions or other money in respect of the Ampal Shares, which was not remitted to Ampal Energy in accordance with Section 2.1(c), such distributions and moneys shall belong to Ampal Energy and shall be remitted to Ampal Energy by Merhav promptly upon receipt.

2.2          Capital Calls; Additional Shares. (a) Each of Ampal Energy and Merhav hereby covenants to pay and contribute to EMG (in the case of Ampal Energy, either directly or through payment to Merhav) its pro rata share of the amounts required to be paid by shareholders of EMG pursuant to EMG’s constituent documents or other agreements between EMG and its shareholders or among EMG’s shareholders. Merhav shall notify Ampal Energy of any such capital calls no more than two (2) Business Days following receipt by nominee of a capital call from EMG. In the event Merhav does not intend to make such required capital contribution it shall so notify Ampal Energy of such intention reasonably in advance of the due date for such capital contribution so as to permit Ampal Energy to make such capital contribution in accordance with this Section 2.2(a).

(b)          In the event Merhav has notified Ampal Energy that it will not make a required capital contribution, the parties hereby agree that Ampal Energy may elect to make such capital contribution on behalf of Merhav, and Merhav shall cooperate and take all necessary action to cause such capital contribution to be made with the funds provided by Ampal Energy. In the event Ampal Energy does make such capital contribution, without any further action necessary, Merhav hereby assigns to Ampal Energy the beneficial ownership of such number of additional shares of Merhav Stock for its own account equal to the quotient determined (x) the amount paid by Ampal Energy with respect to such capital call (less the amount attributable to the Ampal Shares) divided by (y) the weighted average of the Purchase Price Per Share set forth in the Stock Purchase Agreement and the purchase price per share of EMG Stock set forth in the Omnibus Agreement. Merhav shall provide any other instruments or documents reasonably requested by Ampal Energy to evidence any transfer or assignment of Merhav Shares hereunder. Any additional Merhav Shares transferred hereunder shall be subject to the same restrictions on transfer set forth in Section 2.1(a) of the Omnibus Agreement.

2.3          Registration. At any time upon the request of Ampal Energy, Merhav shall promptly take all necessary actions to transfer on the register of EMG in accordance with the constituent documents of EMG and Egyptian Law, the full valid legal title to the Ampal Shares, free and clear of any Liens. Merhav shall be responsible for any transfer, stamp or similar taxes in connection with such transfer. Merhav hereby represents and warrants that no consent or approval (including, without limitation, any signature or other document) of EMG or any other Person is necessary for the registration of the Ampal Shares in the name of Ampal on the books and records of EMG (other than notifying the General Authority for Investments and Free Zones and subject to the requirements of the General Authority for Investments and Free Zones). Merhav, in consideration of the undertakings herein and in the Stock Purchase Agreement, hereby authorizes Ampal Energy to execute any documents necessary or advisable in the name of, and on behalf of, Merhav that are required for the transfer of legal title of the Ampal Shares to Ampal Energy on the book and records of EMG.

2.4          Benefits of Article II. The provisions of this Article II are solely binding upon and for the benefit of Merhav and Ampal and no other Shareholder shall have any rights or obligations under this Article II.

ARTICLE III

TRANSFER OF SHARES

3.1          Restrictions on Transfer

(a)          Other than to its another Shareholder or an Affiliate thereof , none of the Shareholders may Transfer any of its shares of EMG Stock to any Person (a “Transferee”) except as hereinafter provided or as provided in the Stock Purchase Agreement to which such Shareholder is a party.

(b)          As a condition to the consummation of any Transfer to a Transferee, a transferring Shareholder shall cause such Transferee to sign a counterpart to this Agreement and agree to be bound by the same terms to which such transferring Shareholder is bound under this Agreement, other than those terms contained in 4.1.

3.2          Tag Along Right

(a)          If at any time after the date hereof, a Shareholder (the “Transferring Party”) desires to Transfer some or all of the Shares of EMG held by the Transferring Party, and the Transferring Party shall have obtained a bona fide written offer from an unrelated third-party proposed Transferee (an “Offer”), the Transferring Party shall promptly deliver to the other Shareholders (the “Offerees”) a written notice (an “Offer Notice”), enclosing a copy of the Offer, offering each Offeree the right, during a period of 45 days after deliver of the Offer Notice (the “Exercise Period”), to sell a portion of its shares of EMG Stock in such Offer to such Transferee on the same terms and conditions as set forth in such Offer, up to an amount of such number of shares equal to the product of (A) the number of shares of EMG Stock subject to the Offer and (B) a fraction, the numerator of which is the number of shares of EMG Stock owned by the Offeree and the denominator of which is the aggregate number of shares of EMG Stock owned by the Transferring Party and all Offerees electing to participate in such sale. The number of shares to be sold by the Transferring Party to such Transferee shall be reduced by the number of shares of EMG Stock to be sold by each Offeree hereunder.

(b)          Any election to sell made by an Offeree hereunder shall be made by written notice during the Exercise Period from such Offeree to the Transferring Party.

(c)          Any Transfer by an Offeree pursuant to this Section 2.2 shall be for the purchase price and on the terms and conditions set forth in the related Offer, and the closing thereof shall be concurrent with the Transfer by the Transferring Party.

(d)          In the event that an Offeree does not elect to sell pursuant to this Section 2.2, or does not respond during the Exercise Period, then the Transferring Party shall have the right to consummate the Transfer of its Shares of EMG Stock in accordance with the terms of the Offer during the 180-day period following the expiration of the Exercise Period relating to such Offer, provided that such unrelated third Party Transferee shall undertake to be bound by the provisions of this Agreement.

ARTICLE IV

BOARD OF DIRECTORS; SHAREHOLDER VOTING AGREEMENTS

4.1          Designation of Directors. With regards to the appointment of the Appointed Directors, the Parties agree that (x) prior to the appointment or re-appointment of any Appointed Director, Merhav shall have consulted with Ampal Energy regarding such appointment or re-appointment (y) one of the Appointed Directors shall be appointed on the instructions of the Partnership, and (z) in the event that Merhav ceases to hold any shares of EMG Stock, the Shareholders shall appoint or re-appoint the Appointed Directors, as necessary and from time to time, only after such appointee has received the approval of Shareholders representing greater than 50% of the shares of EMG Stock held by all of the Shareholders. To the extent that for any reason Merhav ceases to be entitled to appoint the Appointed Directors, the Shareholders (and if different, the Parties) shall use reasonable efforts to reach agreement with the other shareholders of EMG that the Shareholders shall be entitled to appoint the Appointed Directors and, in such circumstances, such appointment or re-appointment shall be made only after such appointee has received the approval of Shareholders representing greater than 50% of the shares of EMG Stock held by all of the Shareholders

4.2          Voting Agreements.

(a)          The Parties agree that (x) each Shareholder shall not vote its shares of EMG Stock, or (y) Merhav, if acting as nominee, shall not vote such shares as nominee for such Shareholder in favor of any of the following actions unless Shareholders holding at least the

Minimum Percentage of the shares of EMG Stock held by all of the Shareholders have voted in favor of such action:

(i)        any change in the purpose of EMG as stated in the EMG Organizational Documents;

(ii)       any sale of all or substantially all of EMG’s assets or public offering of EMG’s shares or securities;

(iii)       the merger or consolidation of EMG with any other party;

(iv)       the liquidation or dissolution of EMG;

(v)        any proposed amendment to the EMG Organizational Documents;

(vi)       any demand for additional capital from the shareholders of EMG;

(vii)       any request for special distributions from EMG;

(viii)      any change to EMG’s distribution policy (as described in the Stock Purchase Agreements);

(ix)       any approval of any related party transaction of EMG;

(x)        any approval of a material agreement of EMG; or

(xi)       any approval of any issuance of new shares in EMG.

In this Section 4.2, the Minimum Percentage shall be 100 minus “X” (where “X” is the percentage that 49% of the Partnership Shares constitutes out of the total number of the shares of EMG Stock held by all of the Shareholders).

(b)          Notwithstanding the abovementioned in Section 4.2(a), if at any time Mr. Yossef A. Maiman shall own, directly or indirectly (through entities controlled by Mr. Yossef A. Maiman, where “control” means the holding of more than 50% of the shares or rights to appoint directors or other rights of such entity) shares of EMG Stock constituting 5% or less of the issued and outstanding share capital of EMG, the Shareholders agree to vote their respective shares of EMG Stock (including making shareholder proposals) as directed by a vote of the majority of shares of EMG Stock held by the Shareholders.

4.3          Shareholder Meetings. On ten day’s notice, any Shareholder may call a meeting of shareholders for any purpose relating to EMG, this Agreement or the Stock Purchase Agreement.

ARTICLE V

ADDITIONAL EMG SHARES

5.1          Exercise of Pre-Emptive Right. In the event that the shareholders of EMG are offered the right to contribute additional capital to EMG in return for the issuance of additional EMG Stock (the "Additional Contribution"), whether pursuant to the EMG Organizational Documents or otherwise, each Shareholder shall notify the other Shareholders in writing within 45 days of the Shareholders being informed of the right to make such Additional Contribution (or if the time period determined by the EMG shareholders for such Additional Contribution is shorter, at least 30 days in advance thereof) whether it intends to participate in such Additional Contribution.

5.2          Excess Rights. To the extent a Shareholder does not wish to exercise its right to participate in the Additional Contribution, the other Shareholders shall be entitled to utilize the rights of such non-participating Shareholder. To the extent that more than one Shareholder wishes to utilize such excess rights, they shall be allocated among such Shareholders, pro rata to their respective holdings of EMG Stock.

ARTICLE VI

MISCELLANEOUS

6.1          Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Israel without regard to its conflict of law principles.

6.2          Consent to Jurisdiction. The Parties hereby agrees that: (i) the competent courts of the city of Tel Aviv-Jaffa shall have exclusive jurisdiction to hear all disputes arising in connection with this Agreement and no other courts shall have any jurisdiction whatsoever in respect of such disputes (ii) such Party shall not make any venue objection with respect to any action commenced in any such court; (iii) such Party may be served by registered or certified mail, return receipt requested, addressed as provided in Section 6.7 hereof .

6.3          Remedies. It is expressly understood that the equitable remedies of specific performance and injunction shall be available for the enforcement of the covenants and agreements herein, and that the availability of these equitable remedies shall not be deemed to limit any other right or remedy to which any party to this Agreement would otherwise be entitled.

6.4          Severability. Each Section, subsection and clause of this Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

6.5          Interpretation. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Unless otherwise specified, words such as “herein”, “hereof”, “hereby”, “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this

Agreement, and references herein to “Articles” or “Sections” refer to Articles or Sections of this Agreement. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

6.6          Costs and Expenses. Each party shall bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions provided for hereby.

6.7          Notices. All notices or other communications required or permitted by this Agreement or any other Transaction Document shall be effective upon receipt and shall be in writing and delivered personally or by overnight courier, or sent by facsimile (with confirmation copies delivered personally or by courier within three (3) business days), as follows:

If to Merhav, to:

Merhav (m.n.f) Ltd.

33 Havatzelet Hasharon Street

Herzlia, Israel

Attention: Mr. Yossef Maiman and Mr. Leo Malamud

Facsimile:+972-9-9501733

with copies to:

M. Firon & Co., Advocates and Notaries

16 Abba Hillel St.,

Ramat Gan, Israel

Attention: Adv. Eldad Firon and Adv. Nimrod Bashan

Facsimile: +972-3-7540011

If to Ampal Energy, to:

Merhav Ampal Energy Limited

c/o Ampal-American Israel Corp.

111 Arlozorov Street

Tel Aviv 62098 Israel

Attention: Yoram Firon

Facsimile:+972-3-6080101

with copies to:

Bryan Cave LLP

1290 Avenue of the Americas

New York, NY, USA 10019

Attention: Kenneth Henderson, Esq.

Facsimile: (212) 541-1357

If to the Partnership, to:

Merhav Ampal Energy Holdings LP

c/o Ampal-American Israel Corp.

111 Arlozorov Street

Tel Aviv 62098 Israel

Attention: Yoram Firon

Facsimile:+972-3-6080101

with copies to:

Israel Infrastructure G.P., L.P.

48 Ahad Ha’am Street

Tel Aviv

65202

Attention: Yaron Kestenbaum

Facsimile: + 972-3-7110717

or to such other address as hereafter shall be furnished as provided in this Section 6.7 by any Party to any other Party. If notice is to be given to another Shareholder, such notice shall be sent to the address on the counterpart signature page pursuant to which such Shareholder became party to this Agreement. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by facsimile, on the day of transmittal thereof if given during the normal business hours of the recipient, and on the business day during which such normal business hours next occur if not given during such hours on any day.

6.8          Counterparts. This Agreement and may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

6.9          Entire Agreement. This Agreement sets forth the entire understanding and agreement between the Parties as to the matters covered herein and therein and supersede and replace any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.

6.10       No Third Party Rights; Assignment. Notwithstanding anything to the contrary contained herein, this Agreement is intended to be solely for the benefit of the Parties and is not intended to confer any benefits upon, or create any rights in favor, of any person other than the Parties and shall not be assignable without the prior written consent of the other Party.

6.11       Waivers and Amendments. No modification of or amendment to this Agreement shall be valid unless in a writing signed by the Parties referring specifically to this Agreement and stating the Parties’ intention to modify or amend the same. Any waiver of any term or condition of this Agreement must be in a writing signed by the Party sought to be charged with such waiver referring specifically to the term or condition to be waived, and no such waiver shall be deemed to constitute the waiver of any other breach of the same or of any other term or condition of this Agreement.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

[SIGNATURE PAGE TO AGREEMENT OF CERTAIN SHAREHOLDERS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Certain Shareholders as of the date first above written.

MERHAV AMPAL ENERGY LIMITED

By:__________________________________________

Name:

Title:

MERHAV (M.N.F) LIMITED

By:

Name:

Title:

MERHAV AMPAL ENERGY HOLDINGS LP

By:__________________________________________

Name:

Title: